EXHIBIT 10.cc

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This first amendment to the Employment Agreement by and between Warren F. Bryant (the “Executive”), Longs Drug Stores Corporation (the “Corporation”), and Longs Drug Stores California, Inc. (“Longs California”), dated the 30th day of October, 2002 (the “Employment Agreement”), is entered into and effective this 2nd day of March, 2004 (this “First Amendment”).

Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

During the Term, Longs California shall award the Executive annual incentive compensation (“Incentive Compensation”) having a target amount equal to 80% of the Base Compensation, with an actual annual incentive award of between 0% and 200% of the Base Compensation. The Executive may recommend performance measures and levels with respect to the Incentive Compensation, but the Incentive Compensation will be determined by the Compensation Committee, in its sole discretion, in accordance with the terms and conditions of the bonus program in which senior executives participate. Notwithstanding anything to the contrary in this Agreement, if, prior to December 1, 2004 the Executive does not resign (other than for Good Reason) and his employment is not terminated for Cause, then Executive shall be paid a retention bonus of $260,000 as soon as practicable after December 1, 2004. The retention bonus shall be payable before December 1, 2004 in the event of, and as soon as practicable after, the occurrence of any of the following events prior to December 1, 2004: Executive’s resignation for Good Reason, termination of Executive’s employment by Longs California for any reason other than Cause, termination of Executive’s employment by reason of his death, or a Change in Control (provided Executive has not earlier resigned without Good Reason or been terminated for Cause). Any compensation paid to the Executive as Incentive Compensation shall be in addition to the Base Compensation.

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IN WITNESS WHEREOF, each of the parties has executed this First Amendment, in the case of the Corporation by its Lead Director and in the case of Longs California by a duly authorized officer, as of the date first written above.

WARREN F. BRYANT	LONGS DRUG STORES CORPORATION

/s/ WARREN F. BRYANT	By:	/s/ DONALD L. SORBY, PH.D.
Donald L. Sorby, Ph.D. Lead Director

LONGS DRUG STORES CALIFORNIA, INC.

By:	/s/ STEVEN F. MCCANN

Steven F. McCann, Senior Vice President, Chief Financial Officer and Treasurer

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